UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Increase in Authorized Shares and Reverse Stock Split

On January 23, 2018, Zosano Pharma Corporation (“we” or the “Company”) held a special meeting of stockholders. At the special meeting, the stockholders approved, among other things, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 250,000,000 shares (the “Authorized Share Increase”). A Certificate of Amendment to the Amended and Restated Certificate of Incorporation authorizing the Authorized Share Increase was filed with the Secretary of State of the State of Delaware on January 24, 2018, and the Authorized Share Increase became effective in accordance with the terms of the Certificate of Amendment upon filing with the Secretary of State of the State of Delaware.

The stockholders also approved a proposal authorizing the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) at a ratio ranging from 1-for-5 to 1-for-20 to be determined by the Board of Directors and effected, if at all, no later than November 23, 2018. Accordingly, on January 23, 2018, the Board of Directors approved a 1-for-20 reverse stock split of the Common Stock (the “Reverse Stock Split”) and the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company to effectuate the Reverse Stock Split.

A Certificate of Amendment to the Amended and Restated Certificate of Incorporation authorizing the Reverse Stock Split was filed with the Secretary of State of the State of Delaware on January 24, 2018, and the Reverse Stock Split will become effective in accordance with the terms of the Certificate of Amendment at 5:00 p.m. Eastern Time on January 25, 2018 (the “Effective Time”).

Impact of the Reverse Stock Split

At the Effective Time, every twenty shares of Common Stock issued and outstanding will automatically combine into one share of issued and outstanding Common Stock, without any change in the par value per share.

As a result of the Reverse Stock Split, there will be approximately 2.0 million shares of Common Stock outstanding. The Reverse Stock Split will not affect the number of authorized shares of Common Stock, which, after giving effect to the Authorized Share Increase, is 250,000,000 shares. The number of authorized shares of preferred stock under the Amended and Restated Certificate of Incorporation will remain the same. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of the Company’s outstanding equity awards, options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans.

Fractional shares will not be issued as a result of the Reverse Stock Split; instead, holders of pre-Reverse Stock Split shares of the Company’s Common Stock, who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split, will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled on a post-Reverse Stock Split share basis for such fractional interests.

The Company’s transfer agent, Computershare Trust Company, N.A., will act as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

The Common Stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis at the open of the market on January 26, 2018. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol, “ZSAN” and the new CUSIP number for common stock following the Reverse Stock Split will be 98979H202.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Authorized Share Increase and the Certificate of Amendment that effectuated the Reverse Stock Split, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 23, 2018, we held a special meeting of stockholders. A total of 39,460,931 shares of our common stock were outstanding as of December 12, 2017, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Approval of the increase in number of authorized shares of common stock

Our stockholders approved the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 250,000,000. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
22,592,051	6,930,267	1,198,230	0

Proposal Two: Approval of the reverse stock split

Our stockholders approved the authorization of our Board of Directors, in its discretion but in no event later than November 23, 2018 (in advance of the expiration of the second 180 calendar day period the Company may be afforded by Nasdaq to regain compliance with the $1.00 minimum bid price continued listing requirement), to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio in the range of 1-for-5 to 1-for-20, such ratio to be determined by our Board of Directors and included in a public announcement. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,381,197	4,882,792	456,559	0

Proposal Three: Adjournment

Our stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of any of the foregoing proposals. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
23,225,483	6,850,873	644,191	1

Item 8.01	Other Events.

On January 25, 2018, the Company issued a press release announcing the Reverse Stock Split as described in Item 5.03. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation, filed on January 24, 2018 (Authorized Share Increase).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Zosano Pharma Corporation, filed on January 24, 2018 (Reverse Stock Split).

99.1	Press release dated January 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: January 25, 2018	By:	/s/ Georgia Erbez
Name: Georgia Erbez
Title: Chief Business Officer and Chief Financial Officer